Exhibit 99.2

FIRST QUARTER 2022
FINANCIAL RESULTS AND SHAREHOLDER LETTER

A LETTER FROM OUR CHAIRMAN AND CEO

RH REPORTS RECORD FIRST QUARTER RESULTS

FIRST QUARTER 2022 HIGHLIGHTS

Q1 GAAP NET REVENUES INCREASED 11% TO $957M VS. $861M LY
Q1 ADJUSTED NET REVENUES INCREASED 11% TO $957M VS. $861M LY

Q1 GAAP GROSS MARGIN INCREASED 480 BASIS POINTS TO 52.1% VS. 47.3% LY
Q1 ADJUSTED GROSS MARGIN INCREASED 480 BASIS POINTS TO 52.1% VS. 47.3% LY

Q1 GAAP OPERATING MARGIN DECREASED 40 BASIS POINTS TO 21.4% VS. 21.8% LY

Q1 ADJUSTED OPERATING MARGIN INCREASED 210 BASIS POINTS TO 24.7% VS. 22.6% LY

Q1 GAAP NET INCOME INCREASED 54% TO $201M VS. $131M LY
Q1 ADJUSTED NET INCOME INCREASED 50% TO $213M VS. $142M LY (1)

Q1 GAAP DILUTED EPS INCREASED 190% TO $12.16 VS. $4.19 LY
Q1 ADJUSTED DILUTED EPS INCREASED 59% TO $7.78 VS. $4.89 LY (1)

Please see the tables below for reconciliations of all GAAP to non-GAAP measures referenced in this press release.

(1) Adjusted net income reflects a tax rate of 0%, representing our expected cash tax liability for fiscal 2022 results. We do not expect to pay taxes for fiscal 2022 earnings due to the $198M tax benefit from Mr. Friedman’s option exercise in the first quarter. If the tax rate in the first quarter was equal to last year, adjusted net income would have been $162M, an increase of 14% versus $142M last year, and adjusted diluted earnings per share would have been $5.92, an increase of 21% versus $4.89 last year.

TO OUR PEOPLE, PARTNERS AND SHAREHOLDERS,

We are pleased to report another quarter of record results as revenue increased 11% to $957 million versus $861 million a year ago, and up 98% versus 2020, representing one of the highest two-year growth rates in our industry.

Gross margin expanded 480 basis points in the first quarter driven by a 390 basis point increase in product margins and our resistance to promote the business as demand trends began to slow.

While there has been a widespread return to discounting across our industry as evidenced by the barrage of sale emails filling our inboxes, and there may be short-term risk of market share loss by choosing not to promote, we believe there is certain long-term risk of brand erosion and model destruction once you begin down that path.

It’s that discipline and long-term thinking that has enabled us to set new standards for financial performance in the home furnishings industry and our results now reflect those of the leading luxury brands as first quarter adjusted operating margin reached 24.7% versus 22.6% a year ago.

Our results are inclusive of investments related to the opening of RH San Francisco and the RH Guesthouse, the development of RH International and the rollout of RH In-Your-Home, which led to approximately 200 of the 270 basis points of SG&A deleverage in the quarter. We are forecasting SG&A as a percentage of revenue to peak in the second and third quarters as we return to mailing Source Books after a two-year hiatus. By the fourth quarter we expect SG&A as a percentage of revenue to be in-line with last year.

We generated $107 million of free cash flow in Q1, ending the quarter with net debt of $166 million, $2.24 billion of cash on our balance sheet, and trailing twelve months adjusted EBITDA of $1.13 billion.

We spent $481 million in cash to repurchase $180 million of our outstanding convertible notes, terminate all of the 3.4 million outstanding warrants and unwind the remaining bond hedges. Following these transactions, we have $101 million of convertible notes outstanding.

1	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER

FISCAL 2022 OUTLOOK

Despite our record financial performance in the first quarter, we have experienced softening demand trends which began at the time of the Russian invasion of Ukraine and have further slowed during the market disruption over the past several months.

Based on our current trends and the uncertain macro-economic environment we are providing the following revised outlook for the second quarter and fiscal 2022:

Second quarter net revenue in the range of (1%) to (3%), versus up 39% last year, with adjusted operating margin in the range of 23.0% to 23.5%, versus 26.6% a year ago.

Fiscal 2022 net revenue growth in the range of 0% to 2%, versus up 32% last year, with adjusted operating margin in the range of

23.0% to 24.0%, versus 25.6% a year ago.

While we expect the next several quarters to pose a short-term challenge as we cycle the extraordinary growth from the COVID-driven spending shift, shed less valuable market share as we continue to raise our quality and navigate through the multiple macro headwinds, we believe our long-term investments will enable us to continue driving industry-leading performance.

2022: THE YEAR OF THE NEW

As we’ve mentioned, while many of our plans were delayed by the virus, they were not disrupted by it. We believe 2022 will mark the beginning of the next chapter of growth and innovation for the RH brand. 2022, The Year of The New includes:

The May opening of RH San Francisco, The Gallery at the Historic Bethlehem Steel Building, our most extraordinary new Bespoke Gallery to date.

The launch of RH Contemporary, the most compelling and potentially disruptive product introduction in our history.

The elevation of RH Interiors and RH Modern, inclusive of new collections and enhanced quality.

The unveiling of our first RH Guesthouse in New York, a revolutionary new hospitality concept for travelers seeking privacy and luxury in the $200 billion North American hotel market.

The introduction of an elevated new live-fire restaurant at RH San Francisco, with plans to open in RH England and the New York Guesthouse.

The debut of a Champagne and Caviar concept opening in the New York Guesthouse, with plans to expand to our future Galleries in Paris, London, Milan and Aspen.

The premier of The World of RH, our new digital portal highlighting the connective power of our evolving ecosystem.

The lift-off of RH1 and RH2, our customized Gulfstream G650 and G550 that will be available for charter later this year.

The christening of RH3, our luxury yacht that will be available for charter in the Mediterranean and Caribbean where the wealthy and affluent visit and vacation.

The rollout of RH In-Your-Home, a unique and memorable experience with Brand Ambassadors guiding every detail of the delivery and extending the selling experience into the home.

The expansion of the RH brand globally, beginning with the opening of RH England, The Gallery at the Historic Aynho Park, a magical 17th-century, 73-acre estate in the English countryside that will introduce RH to the UK in a dramatic and unforgettable fashion.

The opening of RH Palo Alto, The Gallery at Stanford Shopping Center, which will represent the next evolution of our highly productive prototype Galleries.

2	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RH BUSINESS VISION & ECOSYSTEM − THE LONG VIEW

We believe, “There are those with taste and no scale, and those with scale and no taste,” and the idea of scaling taste is large and far reaching.

Our goal to position RH as the arbiter of taste for the home, has proven to be both disruptive and lucrative, as we continue our quest to build the most admired brand in the world.

Our brand attracts the leading designers, artisans and manufacturers, scaling and rendering their work more valuable across our integrated platform, enabling RH to curate the most compelling collection of luxury home products on the planet.

Our efforts to elevate and expand our collection will continue with the introductions of RH Contemporary, RH Couture, RH Bespoke, RH Color, RH Antiques & Artifacts, RH Atelier and other new collections scheduled to launch over the next decade.

Our plan to open immersive Design Galleries in every major market will unlock the value of our vast assortment, generating revenues of $5 to $6 billion in North America, and $20 to $25 billion globally.

Our strategy is to move the brand beyond curating and selling product to conceptualizing and selling spaces, by building an ecosystem of Products, Places, Services and Spaces that establishes the RH brand as a global thought leader, taste and place maker.

Our products are elevated and rendered more valuable by our architecturally inspiring Galleries, which are further elevated and rendered more valuable by our interior design services and seamlessly integrated hospitality experience.

Our hospitality efforts will continue to elevate the RH brand as we extend beyond the four walls of our Galleries into RH Guesthouses, where our goal is to create a new market for travelers seeking privacy and luxury in the $200 billion North American hotel industry. Additionally, we are creating bespoke experiences like RH Yountville, an integration of Food, Wine, Art & Design in the Napa Valley, RH1 and RH2, our private jets, and RH3, our luxury yacht that is available for charter in the Caribbean and Mediterranean where the wealthy and affluent visit and vacation. These immersive experiences expose new and existing customers to our evolving authority in architecture, interior design and landscape architecture.

This leads to our long-term strategy of building the world’s first consumer-facing architecture, interior design and landscape architecture services platform inside our Galleries, elevating the RH brand and amplifying our core business by adding new revenue streams while disrupting and redefining multiple industries.

Our strategy comes full circle as we begin to conceptualize and sell spaces, moving beyond the $170 billion home furnishings market into the $1.7 trillion North American housing market with the launch of RH Residences − fully furnished luxury homes, condominiums and apartments with integrated services, that deliver taste and time value to discerning time-starved consumers.

The entirety of our strategy will come to life digitally as we launch The World of RH, an online portal where customers can explore and be inspired by the depth and dimension of our brand.

Our authority as an arbiter of taste will be further amplified when we introduce RH Media, a content platform that will celebrate the most innovative and influential leaders who are shaping the world of architecture and design.

Our plan to expand the RH ecosystem globally multiplies the market opportunity to $7 to $10 trillion, one of the largest and most valuable addressed by any brand in the world today. A one percent share of the global market represents a $70 to $100 billion opportunity.

Our ecosystem of Products, Places, Services and Spaces inspires customers to dream, design, dine, travel and live in a world thoughtfully curated by RH, creating an emotional connection unlike any other brand in the world.

Taste can be elusive, and we believe no one is better positioned than RH to create an ecosystem that makes taste inclusive, and by doing so, elevating and rendering our way of life more valuable.

3	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CLIMBING THE LUXURY MOUNTAIN AND BUILDING A BRAND WITH NO PEER

Every luxury brand, from Chanel to Cartier, Aston Martin to Aman, Louis Vuitton to Loro Piana, Harry Winston to Hermès, was born at the top of the luxury mountain. Never before has a brand attempted to make the climb to the top, nor do the other brands want you to. We are not from their neighborhood, nor invited to their parties. We do understand that our work has to be so extraordinary that it creates a forced reconsideration of who we are and what we are capable of, requiring those at the top of the mountain to tip their hat in respect. We also appreciate that this climb is not for the faint of heart, and as we continue our ascent the air gets thin and the odds become slim.

Twenty years ago we began this journey with a vision of transforming a nearly bankrupt business with a $20 million market cap and a box of Oxydol laundry detergent on the cover of the catalog into the leading luxury home brand in the world. The lessons and learnings, the passion and persistence, the courage required, and the scar tissue developed by getting knocked down ten times and getting up eleven leads to the development of the mental and moral strength that builds character in individuals and forms cultures in organizations. Lessons that can’t be learned in a classroom, or by managing a business, they must be earned by building one. Or, by reaching the top of the mountain.

Onward Team RH.

Carpe Diem,

We define “free cash flow” as net cash provided by operating activities less capital expenditures. Free cash flow is a liquidity measure and is not a measure of financial performance under GAAP, and should be considered in addition to, and not as a substitute for other financial measures prepared in accordance with GAAP. Free cash flow is not necessarily representative of residual cash flows from the business since free cash flow as reported is reduced by certain cash payments made in settlement of our convertible debt upon conversion or maturity, as well as other obligations or payments made for business acquisitions.

For additional information on free cash flow, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release, which include details on the GAAP financial measures that are most directly comparable to free cash flow.

4	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER

NON-GAAP FINANCIAL MEASURES

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses the following non-GAAP financial measures: adjusted net revenue, adjusted operating income, adjusted net income or adjusted net earnings, adjusted diluted earnings per share, adjusted diluted net income per share, ROIC or return on invested capital, free cash flow, adjusted operating margin, adjusted gross margin, adjusted gross profit, adjusted SG&A, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin (collectively, “non-GAAP financial measures”). We compute these measures by adjusting the applicable GAAP measures to remove the impact of certain recurring and non-recurring charges and gains and the tax effect of these adjustments. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by senior leadership in its financial and operational decision making. The non-GAAP financial measures used by the Company in this release may be different from the non-GAAP financial measures, including similarly titled measures, used by other companies. For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

5	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws, including without limitation, statements regarding the short-term risk of market share loss by choosing not to promote; our belief regarding the long-term risks of promotion; our forecast that SG&A as a percentage of revenue will peak in the second and third quarters as we return to mailing Source Books and will be in-line with last year by the fourth quarter; our outlook for the second quarter and fiscal 2022, including with respect to net revenue growth and adjusted operating margin; the next several quarters posing a short-term challenge and our plans to shed less valuable market share and raise our quality; our belief that our long-term investments will enable us to continue driving industry-leading performance; 2022 will mark the beginning of the next chapter of growth and innovation for the RH brand and will include the openings of new locations including RH San Francisco, the New York Guesthouse, RH England and RH Palo Alto, the launch of RH Contemporary as the most compelling and potentially disruptive production introduction in our history, the elevation of RH Interiors and RH Modern including new collections and enhanced quality, the introduction of an elevated live-fire restaurant at RH San Francisco and a Champagne and Caviar concept in the New York Guesthouse, the premier of The World of RH, the lift-off of RH1 and RH2 which will be available for charter later this year, the christening of our luxury yacht RH3 which will be available for charter in the Mediterranean and Caribbean, the rollout of RH In-Your-Home, and the global expansion of the RH brand; our expectations regarding location openings, including RH San Francisco as our most extraordinary new Bespoke Gallery to date, the New York Guesthouse as a revolutionary new hospitality concept for travelers and seeking privacy and luxury, RH England introducing RH to the UK in a dramatic and unforgettable fashion, and RH Palo Alto representing the next evolution of our highly productive prototype Galleries; our plans to open live-fire restaurants in RH England and the New York Guesthouse and Champagne and Caviar concepts in future Galleries in Paris, London, Milan and Aspen; The World of RH highlighting our evolving ecosystem’s connective power; our belief that RH In-Your-Home is a unique and memorable experience with Brand Ambassadors guiding every delivery detail; the idea of scaling taste as large and far reaching; our goal to position RH as the arbiter for taste for the home proving disruptive and lucrative; our continued quest to build the most admired brand in the world; our ability to attract leading designers, artisans and manufacturers and scale and render their work more valuable, enabling RH to curate the most compelling collection of luxury home products on the planet; our continued efforts to evaluate and expand our collection, including with RH Contemporary, RH Couture, RH Bespoke, RH Color, RH Antiques & Artifacts, RH Atelier and other new collections scheduled to launch in the next decade; our plan to open immersive Design Galleries in every major market, unlocking the value of our vast assortment and generating revenues of $5 to $6 billion in North America, and $20 to $25 billion globally; our strategy to move the brand beyond curating and selling product to conceptualizing and selling spaces, by building an ecosystem of Products, Places, Services and Spaces that establishes the RH brand as a global thought leader, taste and place maker; our products are elevated and rendered more valuable by our architecturally inspiring Galleries, interior design services and seamlessly integrated hospitality experience; our hospitality efforts will continue to elevate the RH brand; our creation of bespoke and immersive experiences such as RH Yountville which expose new and existing customers to our evolving authority in architecture, interior design and landscape architecture; our long-term strategy of building the world’s first consumer-facing architecture, interior design and landscape architecture services platform inside our Galleries, elevating the RH brand and amplifying our core business by adding new revenue streams while disrupting and redefining multiple industries; the launch of RH Residences, fully furnished luxury homes, condominiums and apartments with integrated services, which deliver taste and time value to discerning time-starved consumers; the entirety of our strategy coming to life digitally as we launch The World of RH; the introduction of RH Media further amplifying our authority as an arbiter of taste; our plan to expand the RH ecosystem globally, multiplying the market opportunity to $7 to $10 trillion, one of the largest and most valuable addressed by any brand in the world today; our ecosystem of Products, Places, Services and Spaces inspiring customers to dream, design, dine, travel and live in a world thoughtfully curated by RH, creating an emotional connection unlike any other brand in the world; our belief that no one is better positioned than RH to create an ecosystem that makes taste inclusive, elevating and rendering our way of life more valuable; building a brand with no peer; our vision of transforming RH into the leading luxury home brand in the world; and any statements or assumptions underlying any of the foregoing.

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. All discussions of new developments are subject to inherent uncertainty as to timing and the manner in which a new development may ultimately be launched including that certain new concepts may be canceled prior to introduction. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks related to our dependence on key personnel and any changes in key personnel; successful implementation of our growth strategy; uncertainties in the current and long-term performance of our business including a range of risks related to our operations as well as external economic factors; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for our products; decisions concerning the allocation of capital including the extent to which we repurchase additional shares of our common stock which will affect shares outstanding and EPS; factors affecting our outstanding indebtedness; our ability to anticipate consumer preferences and buying trends, and maintain our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking including international expansion, our real estate and Gallery development strategy and our expansion into new business areas such as hospitality; strikes and work stoppages affecting port workers and other industries involved in the transportation of our products; our ability to obtain our products in a timely fashion or in the quantities required; risks related to our sourcing and supply chain

6	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER

including our dependence on imported products produced by foreign manufacturers and risks related to importation of such products, risks related to the operations of our vendors, risks related to tariffs and risks related to the impact of COVID on our business;  and those other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date on which we make it. RH expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

7	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RETAIL GALLERY METRICS

(Unaudited)

We operated the following number of Galleries, Outlets and Showrooms:

	APRIL 30, 2022	MAY 1, 2021
RH
Design Galleries(1)	27	24
Legacy Galleries	36	38
Modern Galleries	1	2
Baby & Child and TEEN Galleries	3	4
Total Galleries	67	68
Outlets(2)	39	38
Waterworks Showrooms	14	14
(1)	As of April 30, 2022 and May 1, 2021, thirteen and ten of our Design Galleries included an integrated RH Hospitality experience, respectively.
(2)	Net revenues for outlet stores were $70 million and $62 million for the three months ended April 30, 2022 and May 1, 2021, respectively.

The following table presents RH Gallery and Waterworks Showroom metrics, and excludes Outlets:

	THREE MONTHS ENDED
	APRIL 30, 2022		MAY 1, 2021
	COUNT	TOTAL LEASED SELLING SQUARE FOOTAGE	COUNT	TOTAL LEASED SELLING SQUARE FOOTAGE
		(in thousands)		(in thousands)
Beginning of period	81	1,254	82	1,162
End of period	81	1,254	82	1,162
Weighted-average leased selling square footage		1,254		1,162
% growth vs. same quarter last year		8%		4%

See the Company’s most recent Form 10-K and Form 10-Q filings for square footage definitions.

Total leased square footage as of April 30, 2022 and May 1, 2021 was approximately 1,672,000 and 1,559,000, respectively.

Weighted-average leased square footage for the three months ended April 30, 2022 and May 1, 2021 was approximately 1,672,000 and 1,559,000, respectively.

T-1	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER

ESTIMATED DILUTED SHARES OUTSTANDING

(Shares outstanding in millions)

	ILLUSTRATIVE AVERAGE STOCK PRICES

	Q2 2022
Average stock price	$200	$250	$300	$350	$400	$450
Estimated adjusted diluted shares outstanding(1)	26.62	26.97	27.25	27.45	27.63	27.82

	Q3 2022
Average stock price	$200	$250	$300	$350	$400	$450
Estimated adjusted diluted shares outstanding(1)	26.69	27.04	27.32	27.52	27.70	27.90

	Q4 2022
Average stock price	$200	$250	$300	$350	$400	$450
Estimated adjusted diluted shares outstanding(1)	26.72	27.07	27.35	27.55	27.72	27.92

	FISCAL 2022
Implied average stock price(2)	$241	$279	$316	$354	$391	$429
Estimated adjusted diluted shares outstanding(1)	26.85	27.11	27.32	27.47	27.60	27.75
(1)	Q1 2022 pro forma diluted weighted-average shares were 27,367,743, which excludes dilution related to the conversion feature for the $335 million aggregate principal amount of convertible senior notes that were issued in June 2018 (the “2023 Notes”) and the $350 million aggregate principal amount of convertible senior notes that were issued in September 2019 (the “2024 Notes”) of 1,159,503 shares prior to the termination of the bond hedges and includes dilution from the conversion feature of the 2023 Notes and 2024 Notes post-termination of the bond hedges through quarter end. The Q2, Q3 and Q4 2022 adjusted diluted shares outstanding include 0.003 million, 0.085 million, 0.155 million, 0.205 million, 0.242 million and 0.271 million incremental shares at $200, $250, $300, $350, $400 and $450 average share prices, respectively, due to dilution from the remaining convertible notes outstanding. The fiscal 2022 adjusted diluted shares outstanding include 0.099 million, 0.161 million, 0.213 million, 0.250 million, 0.278 million and 0.300 million incremental shares at $241, $279, $316, $354, $391 and $429 average share prices, respectively, due to dilution from the convertible notes and warrant agreements.
(2)	The implied fiscal 2022 average stock price is calculated by averaging (1) the actual average share price of $365.86 for the three months ended April 30, 2022 and (2) an estimated average stock price for the remainder of fiscal 2022, as noted above.

Note: The table above is intended to demonstrate the impact stock prices could have on our adjusted diluted shares outstanding due to 1) additional in-the-money options, 2) the higher cost of acquired shares under the treasury stock method and 3) dilution resulting from the outstanding convertible senior notes.

For adjusted dilution purposes, we will incur dilution above the strike prices of the 2023 Notes and 2024 Notes of $193.65 and $211.40, respectively.

The calculation also includes assumptions around the timing and number of options exercises. Actual diluted shares outstanding may differ if actual exercises differ from estimates. The stock option awards outstanding for RH’s Chairman and CEO are included in all of the adjusted diluted shares outstanding scenarios above based on the exercise prices of $75.43, $50.00 and $385.30 for the July 2013, May 2017 and October 2020 grants, respectively.

T-2	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	THREE MONTHS ENDED
	APRIL 30, 2022	% OF NET REVENUES	MAY 1, 2021	% OF NET REVENUES

	(in thousands, except per share amounts)
Net revenues	$957,292	100.0%	$860,792	100.0%
Cost of goods sold	458,709	47.9	453,815	52.7
Gross profit	498,583	52.1	406,977	47.3
Selling, general and administrative expenses	293,295	30.7	219,089	25.5
Income from operations	205,288	21.4	187,888	21.8
Other expenses
Interest expense—net	20,855	2.1	13,308	1.5
Loss on extinguishment of debt	146,116	15.3	105	—
Other income—net	(343)	—	—	—
Total other expenses	166,628	17.4	13,413	1.5
Income before income taxes	38,660	4.0	174,475	20.3
Income tax expense (benefit)	(163,426)	(17.1)	41,724	4.9
Income before equity method investments	202,086	21.1	132,751	15.4
Share of equity method investments losses	(1,375)	(0.1)	(2,095)	(0.2)
Net income(1)	$200,711	21.0%	$130,656	15.2%
Weighted-average shares used in computing basic net income per share	22,608,537		21,003,244
Basic net income per share(1)	$15.34		$6.22
Weighted-average shares used in computing diluted net income per share	28,527,246		31,210,011
Diluted net income per share(1)	$12.16		$4.19
(1)	Effective the first quarter of fiscal 2022, upon adoption of Accounting Standards Update (“ASU”) 2020-06—Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), the loss on extinguishment of debt related to convertible securities is added back to net income to calculate earnings per share, resulting in net income of $347 million for purposes of our earnings per share calculation for the three months ended April 30, 2022.

T-3	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	APRIL 30,	JANUARY 29,
	2022	2022

	(in thousands)
ASSETS
Cash and cash equivalents	$2,243,255	$2,177,889
Merchandise inventories	817,327	734,289
Other current assets	338,479	179,264
Total current assets	3,399,061	3,091,442
Property and equipment—net	1,357,064	1,227,920
Operating lease right-of-use assets	544,797	551,045
Goodwill and intangible assets	214,580	214,261
Equity method investments	100,550	100,810
Deferred tax assets and other non-current assets	271,885	354,992
Total assets	$5,887,937	$5,540,470
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$428,949	$442,379
Deferred revenue and customer deposits	436,765	387,933
Convertible senior notes repurchase obligation	313,706	—
Other current liabilities	182,110	233,446
Total current liabilities	1,361,530	1,063,758
Asset based credit facility	—	—
Term loan	1,949,038	1,953,203
Convertible senior notes due 2023—net	19,658	59,002
Convertible senior notes due 2024—net	80,388	184,461
Non-current operating lease liabilities	533,074	540,513
Non-current finance lease liabilities	594,728	560,550
Other non-current obligations	7,731	8,706
Total liabilities	4,546,147	4,370,193
Stockholders’ equity	1,341,790	1,170,277
Total liabilities and stockholders’ equity	$5,887,937	$5,540,470

T-4	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	THREE MONTHS ENDED
	APRIL 30,	MAY 1,
	2022	2021

	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$200,711	$130,656
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash operating lease cost and finance lease interest expense	25,462	22,753
Depreciation and amortization	24,758	23,886
Stock-based compensation expense	12,802	15,307
Loss on extinguishment of debt	146,116	105
Asset impairments	5,923	—
Other non-cash items	5,520	9,002
Change in assets and liabilities:
Merchandise inventories	(83,115)	(49,540)
Prepaid expenses and other current assets	(160,116)	(12,575)
Landlord assets under construction—net of tenant allowances	(12,148)	(13,578)
Deferred revenue and customer deposits	48,909	82,744
Other changes in assets and liabilities	(78,873)	(17,885)
Net cash provided by operating activities	135,949	190,875
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(29,364)	(50,251)
Equity method investments	(1,115)	(1,172)
Net cash used in investing activities	(30,479)	(51,423)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of convertible senior notes	(13,048)	(2,035)
Proceeds from termination of convertible senior note hedges	231,796	—
Payments for termination of common stock warrants	(390,934)	—
Proceeds from exercise of stock options	149,570	1,393
Other financing activities	(19,735)	(10,390)
Net cash used in financing activities	(42,351)	(11,032)
Effects of foreign currency exchange rate translation	(278)	36
Net increase in cash and cash equivalents and restricted cash equivalents	62,841	128,456
Cash and cash equivalents and restricted cash equivalents
Beginning of period—cash and cash equivalents	2,177,889	100,446
Beginning of period—restricted cash equivalents (acquisition related escrow deposits)	3,975	6,625
Beginning of period—cash and cash equivalents	$2,181,864	$107,071

End of period—cash and cash equivalents	2,243,255	229,527
End of period—restricted cash equivalents (acquisition related escrow deposits)	1,450	6,000
End of period—cash and cash equivalents and restricted cash equivalents	$2,244,705	$235,527

T-5	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CALCULATION OF FREE CASH FLOW

(Unaudited)

	THREE MONTHS ENDED
	APRIL 30,	MAY 1,
	2022	2021

	(in thousands)
Net cash provided by operating activities	$135,949	$190,875
Capital expenditures	(29,364)	(50,251)
Free cash flow(1)	$106,585	$140,624
(1)	Free cash flow is net cash provided by operating activities less capital expenditures. Free cash flow for the three months ended May 1, 2021 includes the effect of $0.3 million relating to the portion of repayments of convertible senior notes attributable to debt discount upon settlement (such portion of the debt settlement reduces net cash provided by operating activities in the reported period). We adopted ASU 2020-06 as of the first quarter of fiscal 2022. No amortization of the debt discounts were recognized during the three months ended April 30, 2022, since we recombined the previously outstanding equity component of the 2023 Notes and 2024 Notes upon the adoption of ASU 2020-06, which resulted in an increase in the balance of convertible debt outstanding.

Free cash flow is a non-GAAP financial measure and is included in this press release because we believe that this measure provides useful information to our senior leadership team and investors in understanding the strength of our liquidity and our ability to generate additional cash from our business operations. Free cash flow should not be considered in isolation or as an alternative to cash flows from operations calculated in accordance with GAAP, and should be considered alongside our other liquidity performance measures that are calculated in accordance with GAAP, such as net cash provided by operating activities and our other GAAP financial results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results for the purpose of analyzing changes in our underlying business from quarter to quarter. Our measure of free cash flow is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.

CALCULATION OF ADJUSTED CAPITAL EXPENDITURES

(Unaudited)

	THREE MONTHS ENDED
	APRIL 30,	MAY 1,
	2022	2021

	(in thousands)
Capital expenditures	$29,364	$50,251
Landlord assets under construction—net of tenant allowances	12,148	13,578
Adjusted capital expenditures(1)	$41,512	$63,829
(1)	We define adjusted capital expenditures as capital expenditures from investing activities and cash outflows of capital related to construction activities to design and build landlord-owned leased assets, net of tenant allowances received.

T-6	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME

(Unaudited)

	THREE MONTHS ENDED
	APRIL 30,	MAY 1,
	2022	2021

	(in thousands)
GAAP net income	$200,711	$130,656
Adjustments (pre-tax):
Selling, general and administrative expenses:
Employer payroll taxes on option exercise(1)	11,717	—
Professional fee(2)	7,184	—
Asset impairments(3)	5,923	—
Non-cash compensation(4)	5,858	5,864
Recall accrual(5)	560	500
Other expenses:
Loss on extinguishment of debt(6)	146,116	105
Amortization of debt discount(7)	—	5,981
Gain on derivative instruments—net(8)	(3,177)	—
Subtotal adjusted items	174,181	12,450
Impact of income tax items(9)	(163,426)	(2,951)
Share of equity method investments losses(10)	1,375	2,095
Adjusted net income(11)	$212,841	$142,250
(1)	Represents employer payroll tax expense related to the option exercise by Mr. Friedman in the first quarter of fiscal 2022.
(2)	Represents professional fee contingent upon the completion of certain transactions related to the 2023 Notes and 2024 Notes, including bond hedge and warrant terminations and convertible senior notes repurchases.
(3)	Represents asset impairments related to property and equipment of Galleries under construction.
(4)	Represents the amortization of the non-cash compensation charge related to a fully vested option grant made to Mr. Friedman in October 2020.
(5)	Represents accruals associated with product recalls.
(6)	The adjustments for the three months ended April 30, 2022 represents a loss on extinguishment of debt of $146 million related to the repurchase of $180 million of principal value of convertible senior notes, which includes the acceleration of amortization of debt issuance costs of approximately $1.0 million. The adjustments for the months ended May 1, 2021 represents a loss on extinguishment of debt for a portion of the 2023 Notes that were early converted at the option of the noteholders.
(7)	Prior to the adoption of ASU 2020-06, certain convertible debt instruments that may be settled in cash on conversion were required to be separately accounted for as liability and equity components of the instrument in a manner that reflected the issuer’s non-convertible debt borrowing rate. Accordingly, in accounting for GAAP purposes through fiscal 2021 for the 2023 Notes and the 2024 Notes, we separated the 2023 Notes and 2024 Notes into liability (debt) and equity (conversion option) components and we amortized as debt discount an amount equal to the fair value of the equity components as interest expense on the 2023 Notes and 2024 Notes over their expected lives. The equity components represented the difference between the proceeds from the issuance of the 2023 Notes and 2024 Notes and the fair value of the liability components of the 2023 Notes and 2024 Notes, respectively. Amounts were presented net of interest capitalized for capital projects of $2.7 million during the three months ended May 1, 2021. No amortization of the debt discounts were recognized during the three months ended April 30, 2022, since we recombined the previously outstanding equity component of the 2023 Notes and 2024 Notes upon the adoption of ASU 2020-06.
(8)	Represents net gain on derivative instruments resulting from the 2023 Notes and 2024 Notes bond hedge and warrant terminations, as well as the 2023 Notes and 2024 Notes repurchases.

T-7	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER

(9)	The adjustment for the three months ended May 1, 2021 is based on an adjusted tax rate of 23.9%, which excludes the tax impact associated with our share of equity method investments losses. The adjustment for the three months ended April 30, 2022 is based on an adjusted tax rate of 0%, which represents our expected cash tax liability associated with anticipated fiscal 2022 results as we do not expect to pay taxes for fiscal 2022 due to the tax benefits primarily resulting from Mr. Friedman’s option exercise in the first quarter of fiscal 2022. If the tax rate for the three months ended April 30, 2022 was equal to the adjusted tax rate for the three months ended May 1, 2021 of 23.9%, adjusted net income (in thousands) and net income per share would have been as follows:

	REVISED ADJUSTED NET INCOME(a)	IMPACT TO ADJUSTED NET INCOME PER SHARE(b)
GAAP net income	$200,711	$12.67
Subtotal adjusted items	174,181	1.03
Impact of income tax items	(214,295)	(7.83)
Share of equity method investments losses	1,375	0.05
Adjusted net income	$161,972	$5.92

(a)	Refer to table above titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
(b)	Refer to table titled “Reconciliation of Diluted Net Income Per Share to Adjusted Diluted Net Income Per Share” and the related footnotes for additional information.
(10)	Represents our proportionate share of the losses of our equity method investments.
(11)	Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as consolidated net income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted net income is included in this press release because our senior leadership team believes that adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

T-8	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF DILUTED NET INCOME PER SHARE TO
ADJUSTED DILUTED NET INCOME PER SHARE

(Unaudited)

	THREE MONTHS ENDED
	APRIL 30,	MAY 1,
	2022	2021
Diluted net income per share	$12.16	$4.19
Pro forma diluted net income per share(1)(2)	$12.67	$4.49
Per share impact of adjustments (pre-tax)(3):
Employer payroll taxes on option exercise	0.43	—
Professional fee	0.27	—
Asset impairments	0.22	—
Non-cash compensation	0.21	0.20
Recall accrual	0.02	0.02
Amortization of debt discount	—	0.21
Gain on derivative instruments—net	(0.12)	—
Subtotal adjusted items	1.03	0.43
Impact of income tax items(3)	(5.97)	(0.10)
Share of equity method investments losses(3)	0.05	0.07
Adjusted diluted net income per share(4)	$7.78	$4.89
(1)	For the three months ended April 30, 2022, subsequent to the adoption of ASU 2020-06, for GAAP purposes, we incur dilution (i) for the principal of the convertible notes assuming the if-converted method and (ii) above the lower strike prices of the 2023 Notes and 2024 Notes of $193.65 and $211.40, respectively, through the termination dates of the related bond hedge contracts. However, we exclude from our adjusted diluted shares outstanding calculation (i) the dilutive impact of the principal value of the convertible notes and (ii) the dilutive impact of the convertible notes between $193.65 and $309.84 for the 2023 Notes and between $211.40 and $338.24 for our 2024 Notes, based on the bond hedge contracts that were in place and would deliver shares to offset dilution in these ranges through the termination date of such contracts. At stock prices in excess of $309.84 and $338.24, we incur dilution related to the 2023 Notes and 2024 Notes, respectively, and we would have an obligation to deliver additional shares in excess of the dilution protection provided by the bond hedges. Pro forma diluted net income per share for the three months ended April 30, 2022 is calculated based on GAAP net income and pro forma diluted weighted-average shares of 27,367,743, which excludes dilution related to the 2023 Notes and 2024 Notes of 1,159,503 shares.
(2)	For the three months ended May 1, 2021, prior to the adoption of ASU 2020-06, for GAAP purposes, we incurred dilution above the lower strike prices of the 2023 Notes and 2024 Notes of $193.65 and $211.40, respectively. However, we excluded from our adjusted diluted shares outstanding calculation the dilutive impact of the convertible notes between $193.65 and $309.84 for the 2023 Notes and between $211.40 and $338.24 for our 2024 Notes, based on the bond hedge contracts that were in place and would deliver shares to offset dilution in these ranges. At stock prices in excess of $309.84 and $338.24, we incurred dilution related to the 2023 Notes and 2024 Notes, respectively, and we would have had an obligation to deliver additional shares in excess of the dilution protection provided by the bond hedges. Pro forma diluted net income per share for the three months ended May 1, 2021 is calculated based on GAAP net income and pro forma diluted weighted-average shares of 29,089,476, which excludes dilution related to the 2023 Notes and 2024 Notes of 2,120,535 shares.
(3)	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
(4)	Adjusted diluted net income per share is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted diluted net income per share as consolidated net income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance divided by our pro forma share count. Adjusted diluted net income per share is included in this press release because our senior leadership team believes that adjusted diluted net income per share provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

T-9	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO
ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

(Unaudited)

	THREE MONTHS ENDED
	APRIL 30,	MAY 1,
	2022	2021

	(dollars in thousands)
Selling, general and administrative expenses	$293,295	$219,089
Employer payroll taxes on option exercise(1)	(11,717)	—
Professional fee(1)	(7,184)	—
Asset impairments(1)	(5,923)	—
Non-cash compensation(1)	(5,858)	(5,864)
Recall accrual(1)	(560)	(500)
Adjusted selling, general and administrative expenses(2)	$262,053	$212,725
Net revenues	$957,292	$860,792
Selling, general and administrative expenses margin(3)	30.6%	25.5%
Adjusted selling, general and administrative expenses margin(3)	27.4%	24.7%
(1)	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
(2)	Adjusted selling, general and administrative expenses is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted selling, general and administrative expenses as consolidated selling, general and administrative expenses, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted selling, general and administrative expenses is included in this press release because our senior leadership team believes that adjusted selling, general and administrative expenses provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.
(3)	Selling, general and administrative expenses margin is defined as selling, general and administrative expenses divided by net revenues. Adjusted selling, general and administrative expenses margin is defined as adjusted selling, general and administrative expenses divided by net revenues.

T-10	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF NET INCOME TO OPERATING INCOME
AND ADJUSTED OPERATING INCOME

(Unaudited)

	THREE MONTHS ENDED
	APRIL 30,	MAY 1,
	2022	2021

	(dollars in thousands)
Net income	$200,711	$130,656
Income tax expense (benefit)	(163,426)	41,724
Interest expense—net	20,855	13,308
Loss on extinguishment of debt	146,116	105
Share of equity method investments losses	1,375	2,095
Other income—net	(343)	—
Operating income	205,288	187,888
Employer payroll taxes on option exercise(1)	11,717	—
Professional fee(1)	7,184	—
Asset impairments(1)	5,923	—
Non-cash compensation(1)	5,858	5,864
Recall accrual(1)	560	500
Adjusted operating income(2)	$236,530	$194,252
Net revenues	$957,292	$860,792
Operating margin(3)	21.4%	21.8%
Adjusted operating margin(3)	24.7%	22.6%
(1)	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information for adjustments in the three months ended April 30, 2022 and May 1, 2021.
(2)	Adjusted operating income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted operating income as consolidated operating income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted operating income is included in this press release because our senior leadership team believes that adjusted operating income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.
(3)	Operating margin is defined as operating income divided by net revenues. Adjusted operating margin is defined as adjusted operating income divided by net revenues. We are not able to provide a reconciliation of our adjusted operating margin financial guidance or other non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of the non-recurring and other items that are excluded from such non-GAAP financial measures. Such adjustments in future periods are generally expected to be similar to the kinds of charges excluded from such non-GAAP financial measure in prior periods. The exclusion of these charges and costs in future periods could have a significant impact on our non-GAAP financial measures.

T-11	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

	THREE MONTHS ENDED
	APRIL 30,	MAY 1,
	2022	2021

	(in thousands)
Net income	$200,711	$130,656
Depreciation and amortization	24,758	23,886
Interest expense—net	20,855	13,308
Income tax expense (benefit)	(163,426)	41,724
EBITDA(1)	82,898	209,574
Loss on extinguishment of debt(2)	146,116	105
Non-cash compensation(2)	12,802	15,307
Employer payroll taxes on option exercise(2)	11,717	—
Professional fee(2)	7,184	—
Asset impairments(2)	5,923	—
Share of equity method investments losses(2)	1,375	2,095
Capitalized cloud computing amortization(3)	1,354	677
Recall accrual(2)	560	500
Other income—net(4)	(343)	—
Adjusted EBITDA(1)	$269,586	$228,258
Net revenues	$957,292	$860,792
EBITDA margin(6)	8.7%	24.3%
Adjusted EBITDA margin(6)	28.2%	26.5%
(1)	EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as consolidated net income before depreciation and amortization, interest expense—net and income tax expense. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of non-cash compensation, as well as certain non-recurring and other items that we do not consider representative of our underlying operating performance. EBITDA and Adjusted EBITDA are included in this press release because our senior leadership team believes that these metrics provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions for other companies due to different methods of calculation.
(2)	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
(3)	Represents amortization associated with capitalized cloud computing costs.
(4)	Represents a net gain on derivative instruments of $3.2 million, resulting from the completion of certain transactions related to the 2023 Notes and 2024 Notes, including bond hedge and warrant terminations and convertible senior notes repurchases. The net gain was partially offset by a $2.9 million loss due to unfavorable exchange rate changes affecting foreign currency denominated transactions, primarily between the U.S. dollar as compared to Pound Sterling and Euro, in addition to a foreign exchange loss from the remeasurement of an intercompany loan with a U.K. subsidiary.
(5)	EBITDA margin is defined as EBITDA divided by net revenues. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenues.

T-12	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF TRAILING TWELVE MONTHS NET INCOME

TO TRAILING TWELVE MONTHS EBITDA AND

TRAILING TWELVE MONTHS ADJUSTED EBITDA

(Unaudited)

TRAILING TWELVE MONTHS
APRIL 30, 2022
(in thousands)
Net income	$758,601
Depreciation and amortization	96,894
Interest expense—net	72,494
Income tax benefit	(71,592)
EBITDA(1)	856,397
Loss on extinguishment of debt(2)	175,149
Non-cash compensation(3)	45,973
Asset impairments(4)	15,553
Payroll taxes on option exercise(5)	11,717
Share of equity method investments losses(6)	7,494
Professional fee(7)	7,184
Capitalized cloud computing amortization(8)	4,242
Other expense—net(9)	2,435
Recall accrual(10)	2,000
Reorganization related costs(11)	449
Adjusted EBITDA(1)	$1,128,593
(1)	Refer to footnote (1) within table titled “Reconciliation of Net Income to EBITDA and Adjusted EBITDA.”
(2)	Represents a loss on extinguishment of debt related to convertible senior note transactions in the first quarter of fiscal 2022, as well as related to a portion of the 2023 Notes and 2024 Notes that were early converted at the option of the noteholders.
(3)	Represents non-cash compensation related to equity awards granted to employees, including the non-cash compensation charge related to a fully vested option grant made to Mr. Friedman in October 2020.
(4)	Represents asset impairments, including impairment of property and equipment of Galleries under construction and other lease impairments due to early exit of leased facilities.
(5)	Represents employer payroll tax expense related to the option exercise by Mr. Friedman in the first quarter of fiscal 2022.
(6)	Represents our proportionate share of the losses of our equity method investments.
(7)	Represents professional fee contingent upon the completion of certain transactions related to the 2023 Notes and 2024 Notes, including bond hedge and warrant terminations and convertible senior notes repurchases.
(8)	Represents amortization associated with capitalized cloud computing costs.
(9)	Represents exchange rate changes affecting foreign currency denominated transactions in addition to a foreign exchange loss from the remeasurement of an intercompany loan with a U.K. subsidiary, as well as a net gain on derivative instruments resulting from the completion of certain transactions related to the 2023 Notes and 2024 Notes, including bond hedge and warrant terminations and convertible senior notes repurchases.
(10)	Represents adjustments to net revenues and inventory charges associated with product recalls, as well as accrual adjustments.
(11)	Represents severance costs and related payroll taxes associated with reorganizations.

T-13	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CALCULATION OF TOTAL DEBT, TOTAL NET DEBT AND RATIO OF TOTAL NET DEBT TO

TRAILING TWELVE MONTHS ADJUSTED EBITDA

(Unaudited)

	APRIL 30,	INTEREST
	2022	RATE (1)
	(dollars in thousands)
Asset based credit facility	$—	2.01%
Term loan(2)	1,990,000	3.26%
Equipment promissory notes(2)	3,875	4.53%
Convertible senior notes due 2023(2)	19,778	0.00%
Convertible senior notes due 2024(2)	80,880	0.00%
Convertible senior notes repurchase obligation(3)	313,706	n/a
Notes payable for share repurchases	553	3.65%
Total debt	$2,408,792
Cash and cash equivalents	(2,243,255)
Total net debt	$165,537
Trailing twelve months adjusted EBITDA(4)	$1,128,593
Ratio of total net debt to trailing twelve months adjusted EBITDA(4)	0.1
(1)	The interest rates for the asset based credit facility, term loan, equipment promissory notes and notes payable for share repurchases represent the weighted-average interest rates.
(2)	Amounts exclude discounts upon original issuance and third party offering and debt issuance costs.
(3)	The convertible senior notes repurchase obligation was repaid in full on May 3, 2022.
(4)	The ratio of total net debt to trailing twelve months adjusted EBITDA is calculated by dividing total net debt by trailing twelve months adjusted EBITDA. Refer to table titled “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and the related footnotes for definitions of EBITDA and adjusted EBITDA.

T-14	FIRST QUARTER 2022 FINANCIAL RESULTS AND SHAREHOLDER LETTER